                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                              REXENE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                              [REXENE LETTERHEAD]

                                                           Contact: Neil Devroy
                                                                 (972) 450-9101

            REXENE RECEIVES SIGNED SECRECY AGREEMENT FROM HUNTSMAN;
             WILL MOVE BACK SPECIAL STOCKHOLDERS MEETING TO MAY 22

        DALLAS, TX - April 28, 1997 -- Rexene Corporation (NYSE:RXN) announced today that it has entered into a confidentiality agreement with Huntsman Corporation concerning Huntsman's announced intention to acquire Rexene for $16 per share in cash. As a result, Rexene will adjourn its special meeting of stockholders from April 30, 1997 to May 22, 1997. The record date for the meeting will remain April 18, 1997.

        Andrew J. Smith, Chairman and Chief Executive Officer for Rexene, said, "We are moving forward to provide Huntsman Corporation with due diligence information. At the same time, in order to provide stockholders an opportunity to evaluate this recent development, the special stockholders meeting will be delayed for three weeks."

        Richard C. Perry and Stephen C. Swid, outside Rexene directors who beneficially own in the aggregate approximately 6.6 percent of Rexene common stock, said, "We and the other Rexene directors have stated that we would not stand in the way of a transaction that would provide Rexene stockholders with $16 per share in cash for their shares. We look forward to a prompt due diligence review within the two-week time frame specified by Huntsman."

        The Company also announced that it is extending the expiration date of its pending Dutch-auction tender offer for up to 2,156,250 shares of its common stock to 12:00 Midnight, EDT on May 29, 1997. The offer had been scheduled to expire at 12:00 Midnight, EDT on May 5, 1997. As of the close of business on April 24, 1997, approximately 197,000 shares had been validly tendered pursuant to the offer.

        Rexene Corporation, through its Rexene Products and CT Film divisions, manufactures thermoplastic resins and plastic film. Headquartered in Dallas, Texas, the Company has manufacturing facilities in Texas, Wisconsin, Georgia, Delaware, Utah and in England.